UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6707 Democracy Boulevard

Suite 300

Bethesda, MD 20817

(Address of principal executive offices)

(301) 571-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 9, 2010, Motorola, Inc. (“Motorola”) filed a complaint against Iridium Satellite LLC (“Iridium Satellite”) and Iridium Holdings LLC (“Iridium Holdings”), both wholly owned subsidiaries of Iridium Communications Inc. (the “Company”), in the Circuit Court of Cook County, Illinois, County Department—Chancery Division. In the action (captioned Motorola, Inc. vs. Iridium Satellite LLC and Iridium Holdings LLC, Docket No. 10 CH 05684), Motorola alleges that the closing of the transaction between GHL Acquisition Corp. and the equity holders of Iridium Holdings (the “GHQ Transaction”), which occurred on September 29, 2009, constituted a “Change of Control” as defined in the Senior Subordinated Term Loan Agreement between Motorola and Iridium Satellite dated December 11, 2000 (the “Loan Agreement”); that the Change of Control triggered Iridium Satellite’s obligation to make certain “commitment fee” and “loan success fee” payments to Motorola under the Loan Agreement; that pursuant to the guarantee agreement between Motorola and Iridium Holdings (the “Guaranty”), Iridium Holdings has guaranteed all payments to be made by Iridium Satellite under the Loan Agreement; and that Iridium Satellite has breached the Loan Agreement by failing to make such payments and Iridium Holdings has breached the Guaranty by failing to make payment for such sums owed by Iridium Satellite. Motorola is seeking a declaratory judgment that the GHQ Transaction constituted a Change of Control and damages of at least $24,680,000 relating to the Change of Control.

While the Company plans to vigorously defend the matter, discussions are ongoing between Motorola and the Company in an effort to resolve the issues between them.

If a declaratory judgment is granted that the GHQ Transaction constituted a Change of Control, Motorola would also have the right to terminate certain intellectual property licenses held by the Company and its subsidiaries. These licenses cover substantially all the Company’s system technology, including software and systems to operate and maintain its network as well as technical information for the design and manufacture of its devices. For further discussion of the Loan Agreement and the license agreements with Motorola, see the risk factors entitled “Our agreements with Motorola contain potential payment provisions which may apply to the Acquisition; and we and Motorola are in discussions with respect to such provisions, the outcome of which is uncertain” and “We are dependent on intellectual property licensed from Motorola and other third parties” contained in the Company’s Quarterly Report on Form 10-Q, filed on November 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: February 16, 2010	By:	/s/ Matthew J. Desch
	Name:	Matthew J. Desch
	Title:	Chief Executive Officer